Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
January 31, 2007

RECORD OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, January 31, 2007 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the quarter and year ended December 31, 2006. Annual revenues increased 27.3% and Funds From Operations (“FFO”) per share increased 11.3% compared to 2005. For the quarter ended December 31, 2006 revenues increased 27.9% and FFO per share increased 27.8% compared to the quarter ended December 31, 2005. Highlights include:

Operating Results:

•	Revenues and net earnings and FFO available to common shareholders:

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(in thousands, except per share data)
Revenues	$41,578	$32,517	$150,788	$118,422

Net earnings available to common shareholders	$55,108	$16,751	$177,206	$85,392
Net earnings per common share (diluted)	$0.93	$0.31	$3.05	$1.56

FFO available to common shareholders	$27,073	$19,560	$97,121	$81,803
FFO per common share (diluted)	$0.46	$0.36	$1.67	$1.50

•	Investment Portfolio occupancy was 98.2% at December 31, 2006.

Investments and Dispositions for the quarter ended December 31, 2006:

•	Investments:
•	$104.4 million in the Investment Portfolio, including acquiring 38 properties with an aggregate 272,000 square feet of gross leasable area

•	$69.7 million in the Inventory Portfolio, including acquiring 13 properties

•	Dispositions:
•	19 Investment properties with an aggregate 254,000 square feet of gross leasable area, with net proceeds of $54.3 million, resulting in a gain of $22.8 million

•	18 Inventory properties with net proceeds of $42.4 million

450 S. Orange Ave., Suite 900 Orlando, FL 32801 (800) NNN-REIT www.nnnreit.com

Investments and Dispositions for the year ended December 31, 2006:

•	Investments:

•	$371.9 million in the Investment Portfolio, including acquiring 213 properties with an aggregate 1,130,000 square feet of gross leasable area

•	$201.1 million in the Inventory Portfolio, including acquiring 93 properties

•	Dispositions:

•	30 Investment properties with an aggregate 1,015,000 square feet of gross leasable area, with net proceeds of $319.4 million, resulting in a gain of $91.3 million

•	64 Inventory properties with net proceeds of $114.2 million

Capital transactions for the quarter ended December 31, 2006:

•	Issued 1,043,571 shares of common stock generating $23.1 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued 3,680,000 depositary shares of 7.375% Series C Redeemable Preferred Stock generating $88.9 million of net proceeds

Craig Macnab, Chief Executive Officer commented, “2006 was an outstanding year for National Retail Properties. We were pleased to have added more than 200 retail net lease properties and we already have a strong pipeline of accretive acquisitions in place for the first half of 2007. Our team continues to focus on consistent and meaningful FFO per share growth, our fully diversified Investment Portfolio is in great shape and our balance sheet has plenty of capacity for future growth. With the visibility that we have for the first half of the year, I am optimistic that 2007 will be another record year for NNN.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2006, the company owned 710 Investment properties in 44 states with a gross leasable area of approximately 9.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on January 31st at 10:30 a.m. EST to review these results. The call can be accessed on National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
Income Statement Summary	2006	2005	2006	2005

Revenues:
Rental and earned income	$37,657	$27,051	$134,196	$100,836
Real estate expense reimbursement from tenants	1,911	1,583	4,862	4,094
Interest and other income from real estate transactions	679	1,253	4,462	6,143
Interest income on mortgage residual interests	1,331	2,630	7,268	7,349

	41,578	32,517	150,788	118,422

Disposition of real estate, Inventory Portfolio:
Gross proceeds	14,790	7,030	36,705	13,569
Costs	(13,906)	(5,728)	(28,705)	(11,559)

Gain	884	1,302	8,000	2,010

Operating expenses:
General and administrative	6,034	6,213	24,012	22,418
Real estate	2,591	2,212	7,088	5,938
Depreciation and amortization	6,650	5,045	22,971	16,792
Impairment – real estate, Investment Portfolio	—	—	—	1,673
Impairment – mortgage residual interests valuation adjustments	—	2,382	8,779	2,382
Restructuring costs	—	—	1,580	—

	15,275	15,852	64,430	49,203

Other expenses (revenues):
Interest and other income	(1,148)	(860)	(3,815)	(2,039)
Interest expense	10,820	9,991	45,874	33,309

	9,672	9,131	42,059	31,270

Income tax benefit	2,706	1,407	11,143	2,778
Minority interest	202	(102)	(1,399)	137
Equity in earnings (losses) of unconsolidated affiliates	3	(82)	122	1,209
Gain on disposition of equity investment	11,373	—	11,373	—

Earnings from continuing operations	31,799	10,059	73,538	44,083

Earnings from discontinued operations:
Real estate, Investment Portfolio	23,246	3,179	100,925	21,151
Real estate, Inventory Portfolio, net of income tax expense and minority interest	2,356	1,954	8,042	9,380

	25,602	5,133	108,967	30,531

Earnings before extraordinary gain	57,401	15,192	182,505	74,614

Extraordinary gain	—	2,980	—	14,786

Net earnings	57,401	18,172	182,505	89,400
Series A Preferred Stock dividends	(1,370)	(1,002)	(4,376)	(4,008)
Series B Convertible Preferred Stock dividends	—	(419)	(419)	(1,675)
Series C Redeemable Preferred Stock dividends	(923)	—	(923)	—

Net earnings available to common shareholders – basic	55,108	16,751	176,787	83,717
Series B Convertible Preferred Stock dividends, if dilutive	—	—	419	1,675

Net earnings available to common shareholders – diluted	$55,108	$16,751	$177,206	$85,392

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Weighted average common shares outstanding:
Basic	58,936	54,160	57,428	52,985

Diluted	59,201	54,508	58,080	54,640

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.50	$0.16	$1.18	$0.72
Discontinued operations	0.43	0.09	1.90	0.58
Extraordinary gain	—	0.06	—	0.28

Net earnings	$0.93	$0.31	$3.08	$1.58

Diluted:
Continuing operations	$0.50	$0.16	$1.17	$0.73
Discontinued operations	0.43	0.09	1.88	0.56
Extraordinary gain	—	0.06	—	0.27

Net earnings	$0.93	$0.31	$3.05	$1.56

Supplemental Information:

Contingent percentage rent	$197	$10	$766	$486

Earned income from direct financing leases	$2,096	$2,527	$9,192	$10,519
Decrease in real estate classified as direct financing leases	(2,798)	(3,266)	(12,174)	(13,434)

Net direct financing lease adjustment	(702)	(739)	(2,982)	(2,915)
Accrued rental income	840	501	5,819	(552)

Net lease accounting adjustments	$138	$(238)	$2,837	$(3,467)

Net Inventory Portfolio gain on disposition	$2,435	$3,940	$9,666	$15,628

Capitalized interest	$666	$464	$2,278	$2,563

Scheduled debt principal amortization (excluding maturities)	$439	$911	$2,036	$3,848

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
Reconciliation of net earnings to FFO and FFO available to common shareholders:	2006	2005	2006	2005
Net earnings	$57,401	$18,172	$182,505	$89,400
Real estate depreciation and amortization:
Continuing operations	6,042	4,332	20,874	14,871
Discontinued operations	12	1,413	1,545	5,536
Partnership real estate depreciation	45	148	463	606
Partnership gain on sale of asset	3	—	(262)	—
Gain on disposition of equity investment	(11,373)	—	(11,373)	—
Gain on disposition of real estate Investment Portfolio	(22,764)	(104)	(91,332)	(9,816)
Extraordinary gain	—	(2,980)	—	(14,786)

FFO	29,366	20,981	102,420	85,811
Series A Preferred Stock dividends	(1,370)	(1,002)	(4,376)	(4,008)
Series B Convertible Preferred Stock dividends	—	(419)	(419)	(1,675)
Series C Redeemable Preferred Stock dividends	(923)	—	(923)	—

FFO available to common shareholders – basic	27,073	19,560	96,702	80,128
Series B Convertible Preferred Stock dividends – if dilutive	—	—	419	1,675

FFO available to common shareholders – diluted	$27,073	$19,560	$97,121	$81,803

FFO per share:
Basic	$0.46	$0.36	$1.68	$1.51

Diluted	$0.46	$0.36	$1.67	$1.50

	Quarter Ended December 31,				Year Ended December 31,
	2006		2005		2006		2005
Real Estate Disposition Summary	# of Properties		# of Properties		# of Properties		# of Properties

Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	3	$884	3	$1,302	6	$8,000	6	$2,010
Discontinued operations:
Investment Portfolio	19	22,764	3	104	30	91,332	12	9,816
Inventory Portfolio	15	1,656	7	3,244	58	5,780	22	19,617
Minority interest, Inventory Portfolio	—	(105)	—	(606)	—	(4,114)	—	(5,999)

	37	$25,199	13	$4,044	94	$100,998	40	$25,444

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	4	$1,255	4	$3,502	9	$9,698	12	$18,065
Exchange	14	1,219	6	688	55	3,892	16	2,641
Intercompany eliminations	—	66	—	356	—	190	—	921
Minority interest, Development	—	(105)	—	(606)	—	(4,114)	—	(5,999)

Total NNN TRS gain	18	2,435	10	3,940	64	9,666	28	15,628

Investment Portfolio	19	22,764	3	104	30	91,332	12	9,816

	37	$25,199	13	$4,044	94	$100,998	40	$25,444

National Retail Properties, Inc.

(in thousands)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at December 31, 2006, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$441	$6,681	$15,249	$25,781
Real estate expense reimbursement from tenants	42	546	834	2,256
Interest and other income from real estate transactions	53	125	308	358

	536	7,352	16,391	28,395

Expenses:
General and administrative	—	65	93	(82)
Real estate	42	1,840	2,484	6,411
Depreciation and amortization	12	1,413	1,545	5,536
Impairment – real estate	—	—	693	2,056
Interest	—	959	1,816	3,139

	54	4,277	6,631	17,060

Loss on extinguishment of mortgage payable	—	—	(167)	—

Gain on disposition of real estate	22,764	104	91,332	9,816

Earnings from discontinued operations	$23,246	$3,179	$100,925	$21,151

Earnings from Discontinued Operations – Inventory Portfolio:

The company has classified its Inventory properties that are currently held for sale and generating rental revenues as discontinued operations. The company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the Inventory Portfolio.

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Rental income	$2,589	$598	$9,235	$1,992
Real estate expense reimbursement from tenants	90	30	311	69
Interest and other income from real estate transactions	336	43	336	899

	3,015	671	9,882	2,960

Disposition of real estate:
Gross proceeds	29,101	15,508	80,856	70,967
Costs	(27,445)	(12,264)	(75,076)	(51,350)

Gain	1,656	3,244	5,780	19,617

Expenses:
General and administrative	35	—	57	8
Real estate	124	48	365	318
Depreciation and amortization	8	—	8	21
Interest	428	108	1,047	815

	595	156	1,477	1,162

Income tax expense	(1,442)	(1,195)	(4,920)	(5,739)
Minority interest	(278)	(610)	(1,223)	(6,296)

Earnings from discontinued operations	$2,356	$1,954	$8,042	$9,380

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	December 31, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$1,675	$8,234
Restricted cash	36,587	30,191
Receivables, net of allowance	7,915	8,547
Mortgages, notes and accrued interest receivable, net of allowance	30,945	51,086
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization:
Held for investment	1,439,002	1,297,254
Held for sale	1,994	1,139
Accounted for using the direct financing method:
Held for investment	70,683	94,134
Held for sale	651	1,570
Real estate, Inventory Portfolio held for sale	228,159	131,074
Mortgage residual interests	31,512	55,184
Accrued rental income, net of allowance	26,413	27,999
Other assets	41,249	27,004

Total assets	$1,916,785	$1,733,416

Liabilities and shareholders’ equity:
Line of credit payable	28,000	162,300
Mortgages payable	35,892	151,133
Notes payable – secured	24,500	28,250
Notes payable – convertible	172,500	—
Notes payable, net of unamortized discount	489,804	493,321
Financing lease obligation	26,041	26,041
Income tax liability	6,340	13,748
Other liabilities	36,105	25,597
Minority interest	1,098	4,939
Shareholders’ equity	1,096,505	828,087

Total liabilities and equity	$1,916,785	$1,733,416

Common shares outstanding	59,823	55,131

Gross leasable area, Investment Portfolio	9,341	9,227

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has been over $17 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	December 31, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$823	$2,200
Restricted cash	17,165	15,778
Receivables and other assets	5,246	6,632
Mortgage residual interests	31,512	55,184

	$54,746	$79,794

Liabilities:
Notes payable – secured	$24,500	$28,250
Income tax liability	9,480	14,551
Other liabilities	410	474

	$34,390	$43,275

Minority interest	$1,217	$3,682

	Quarter Ended December 31,		Year Ended December 31, 2006	May 2, 2005 Through December 31, 2005
	2006	2005
Revenues:
Interest income on mortgage residual interests	$1,331	$2,630	$7,268	$7,349
Interest and other income	478	453	1,659	825

	1,809	3,083	8,927	8,174
Expenses:
General and administrative	118	208	539	397
Amortization	67	66	266	177
Impairment – mortgage residual interests valuation adjustments	—	2,382	8,779	2,382
Interest	672	767	2,768	2,076

	857	3,423	12,352	5,032

Income tax benefit	—	686	—	28
Income tax amortization	994	—	5,070	—
Minority interest	284	(151)	(353)	(378)

Net earnings	$2,230	$195	$1,292	$2,792

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		December 31,
	Line of Trade	2006 (1)	2005 (2)
1.	Convenience stores	16.3%	12.1%
2.	Restaurants – full service	12.1%	6.6%
3.	Drug stores	8.3%	10.0%
4.	Sporting goods	7.3%	7.4%
5.	Books	5.7%	5.8%
6.	Grocery	5.7%	6.3%
7.	Consumer electronics	5.6%	5.9%
8.	Restaurants – limited service	4.7%	3.0%
9.	Furniture	4.2%	4.7%
10.	Office supplies	4.1%	4.4%
11.	Travel plazas	3.7%	0.5%
12.	General merchandise	2.8%	2.6%
13.	Beer, wine and liquor	2.1%	2.1%
14.	Auto dealerships	2.1%	2.1%
15.	Equipment rental	1.9%	2.0%
16.	Home furnishings	1.9%	2.4%
17.	Automotive parts	1.6%	0.1%
18.	Craft, fabric and novelty	1.5%	1.4%
19.	Home improvement	1.4%	1.4%
20.	Jewelry	1.2%	1.2%
	Other	5.8%	18.0%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)
1.	Texas	22.2%
2.	Florida	13.4%
3.	Pennsylvania	5.4%
4.	Georgia	5.1%
5.	Virginia	3.9%
6.	California	3.7%
7.	Tennessee	3.5%
8.	Illinois	3.4%
9.	Missouri	3.3%
10.	Ohio	3.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)
2007	1.2%	13	206,000
2008	1.8%	22	406,000
2009	2.6%	25	490,000
2010	3.9%	36	383,000
2011	3.8%	23	439,000
2012	4.6%	30	531,000
2013	5.6%	30	690,000
2014	7.3%	39	591,000
2015	4.6%	22	621,000
2016	4.2%	22	508,000
2017	7.2%	28	808,000
Thereafter	53.2%	407	3,500,000

(1)	Based on annual base rent of $149,941,000, which is the annualized base rent for all leases in place as of December 31, 2006.
(2)	Based on annual base rent of $145,100,000, which is the annualized base rent for all leases in place as of December 31, 2005.
(3)	Square feet.